Independence Realty Trust

TRADE STREET RESIDENTIAL

Creating a leading regional market multifamily platform May 2015 Exhibit 99.2

Independence Realty Trust

TRADE STREET RESIDENTIAL

Disclaimer
This presentation may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as
amended. These forward-looking statements which are based on current expectations, estimates and projections about the industry and markets in which Independence Realty Trust, Inc. (“IRT”) and Trade
Street Residential, Inc. (“TSRE”) operate and beliefs of and assumptions made by IRT management and TSRE management, involve uncertainties that could significantly affect the financial results of IRT or
TSRE or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the business combination transaction involving IRT and TSRE, including future financial and operating results (such as FFO), and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future – including statements relating to expected synergies, improved liquidity and balance sheet strength – are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in financial markets and interest rates, or to the business or financial condition of either company or business (iii) changes in market demand for rental apartment homes and competitive pricing, (iv) risks associated with acquisitions, including the integration of the combined companies’ businesses, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) risks associated with achieving expected revenue synergies or cost savings, (viii) risks associated with the companies’ ability to consummate the merger on the terms described or at all and the timing of the closing of the merger; (ix) dividends are subject to the discretion of our Board of Directors, and will depend on our financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by our Board, (x) risks associated with pursuing additional strategic acquisitions, including risks associated with the need to raise large amounts of additional capital to fund the acquisitions, and (xi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by IRT and
TSRE from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. Neither IRT nor TSRE undertakes any duty to update any forward-looking statements appearing in this presentation.
This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Independence Realty Trust, Inc. (“IRT”) and Trade Street Residential, Inc. (“Trade Street”). In connection with this proposed business combination, IRT and/or Trade Street may file one or more proxy statements, registration statements, proxy statement/prospectus or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document IRT and/or Trade Street may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF IRT AND TRADE
STREET ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S), PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE
SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Trade Street and/or IRT, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by IRT and/or Trade Street through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by IRT will be available free of charge on IRT’s internet website at http://www.irtreit.com or by contacting IRT’s Investor Relations Department by email at aviroslav@irtreit.com or by phone at +1-215-243-9000. Copies of the documents filed with the SEC by Trade Street will be available free of charge on Trade Street’s internet website at http://www.tradestreetresidential.com or by contacting Trade Street’s Investor Relations Department by email at
ir@trade-street.com or by phone at +1-786-248-6099.
IRT, Trade Street, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.
Information about the directors and executive officers of IRT is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 16, 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 7, 2015.  Information about the directors and executive officers of Trade Street is set forth in its Annual
Report on Form 10-K/A for the year ended December 31, 2014, which was filed with the SEC on March 25, 2015. These documents can be obtained free of charge from the sources indicated above.
Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995
IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS
PARTICIPANTS IN SOLICITATIONS

Independence Realty Trust

TRADE STREET RESIDENTIAL

Transformative combination
IRT has entered into a definitive merger agreement to acquire TSRE
–
Accelerates IRT’s regional market expansion strategy, creating one of the leading regional market multifamily platforms
–
TSRE assets provide enhanced geographic diversity within targeted regions; exposure to 8 new high quality regional markets and increased presence in 3 existing markets
(a)  Pro forma for acquisition of 236-unit property in Indianapolis, Indiana on May 1, 2015.
(b)  Based on LTM 3/31/2015 financials.
(c)  Based on 2015E NOI.
(d)  Based on monthly dividend of $0.06 per month.
Source: Company filings
–
Combined scale will provide an enhanced platform to pursue accretive acquisitions and transformational opportunities
–
Number of properties increase from 31 to 50
(a)
–
Number of units increase 55% from 9,055 to 14,044
(a)
–
Increased market capitalization will improve liquidity to shareholders
–
TSRE assets amongst the newest in the multifamily REIT space with average property age of 11 years
–
Increases operating efficiency with pro forma NOI margin of 55%
(b)
–
Improves portfolio diversification with class A assets now constituting 45% of combined company
(c)
–
Improves average base rents from $827 to $902 with additional upside from strong leasing momentum and positive releasing spreads
–
TSRE same store NOI growth of 9% quarter-over-quarter for Q1 2015
–
Expected to be accretive to 2016 Core FFO and AFFO per share, based on management estimates
–
Significant identified run-rate cost savings and NOI upside from value-add capex
–
Strong balance sheet and lower cost of capital to drive future accretive growth
–
Well positioned to continue to grow current quarterly dividend of $0.18 per share
(d)
1
2
3
4
Enhanced
scale
Improved
portfolio
quality
Accelerates
market
penetration
Immediate
financial
benefit

Independence Realty Trust

TRADE STREET RESIDENTIAL

Transaction overview
Transaction
–
Independence Realty Trust, Inc. (“IRT”) has entered into a definitive agreement to acquire all outstanding shares of
Trade Street Residential, Inc. (“TSRE”)
–
Senator Investment Group LP and Monarch Alternative Capital LP, who own ~25% and ~23% of TSRE, respectively, and RAIT Financial Trust, who owns ~23% of IRT, have entered into a voting agreement supporting the transaction
–
IRT will expand its Board of Directors from 5 to 7 with the inclusion of Mack Pridgen, Chairman of the TSRE Board, and Richard Ross, President and CEO of TSRE
Consideration
–
Cash consideration between $3.80 per share (50% cash) and $4.56 per share (60% cash) (“Cash Consideration”) at
IRT’s election
–
Exchange ratio of 0.411x and 0.329x for 50% and 60% Cash Consideration, respectively, based on the quotient of (i)
$7.60 minus the Cash Consideration over (ii) the $9.25 fixed exchange price
Financing
commitments
–
IRT has secured $500 million of committed financing for this transaction
Dividend and
financial benefits
–
IRT expects to maintain its current quarterly dividend of $0.18 per share (a)
–
Transaction is expected to be accretive to 2016E Core FFO and AFFO per share, based on management estimates
–
Pro forma leverage of the combined company expected to be in-line with target leverage levels
–
Potential to delever post transaction from organic growth and asset sales
Improved asset
management fee
structure
–
In conjunction with the transaction, the IRT and RAIT Boards have approved a new asset management fee construct
–
Base asset management fee changed from 0.75% of total assets to 1.5% of cumulative equity issued; expects to result in meaningful savings for the combined company
Synergy potential
–
Significant identified run-rate cost savings and NOI upside from value-add capex
Timing
–
Transaction expected to close during Q3 2015, subject to customary closing conditions including shareholder approval of both IRT and TSRE shareholders
(a)  Based on monthly dividend of $0.06 per month.

Independence Realty Trust	Trade Street Residential	Independence Realty Trust + Trade Street Residential

Independence Realty Trust
Trade Street Residential

The combination will provide enhanced scale…
($ in millions)
Properties
(a)
31 19 50
Units
(a)
9,055 4,989 14,044
Markets 16 11 24
LTM Revenues $63 $61 $124
LTM NOI
(b)
$33 $35 $68
Note:  Market data as of 5/8/2015; financial and operating metrics as of 3/31/2015.
(a)  Portfolio data pro forma for the acquisition of 236-unit property in Indianapolis, Indiana announced on May 1, 2015.
(b)  NOI defined as as-reported property operating revenues less property level expenses.
Source: Company filings
Combined company expected to have over $1.4 billion of total capitalization and over $500 million of equity market capitalization
1

jamestown

Independence Realty Trust

TRADE STREET RESIDENTIAL

…and is a continuation of IRT’s regional market expansion strategy
Oklahoma Portfolio
Purchase Date February 28, 2014
MSA Oklahoma City, OK
Average age (b)
31 years
Number of Units
1,658
Acquisition Price
$65 million
Average Base Rent (c) $642
Occupancy (c)
92%
Louisville Portfolio
Purchase Date December 8, 2014
MSA Louisville, KY
Average age (b)
29 years
Number of Units
1,549
Acquisition Price
$162 million
Average Base Rent (c) $879
Occupancy (c)
95%
Trade Street Residential
Announce Date May 11, 2015
MSA Various
Average age (b)
11 years
Number of Units
4,989
Acquisition Price
~$650 million
Average Base Rent (c) $1,034
Occupancy (c)
96%
1
(a)  Pro forma for TSRE acquisition announced on May 11, 2015 and acquisition of 236-unit property in Indianapolis, Indiana on May 1, 2015.
(b)  Weighted average based on units.
(c)  As of 3/31/2015.
Source: Company filings, Real Capital Analytics
Since January 2014, IRT has acquired 40 properties totaling 11,254 units, representing ~4x unit growth
(a)

Independence Realty Trust	Trade Street Residential	Independence Realty Trust + Trade Street Residential

Home Properties
Aimco
Independence Realty Trust
Independence Realty Trust
Trade Street Residential
UDR
MAA
Preferred Apartment Communities
Camden
Living Excellence
Trade Street Residential

Independence Realty Trust
Trade Street Residential

Average portfolio age of public multifamily universe (b)
The combination will result in improved operating margins, portfolio quality and average age
Note:  Financial and operating metrics as of 3/31/2015, unless otherwise noted.
(a)  Based on 2015E NOI.
(b)  Weighted average years based on units.
Source: Company filings, CoStar, Real Capital Analytics
2
A
73%
B
27%
B
47%
A
45%
C
8%
B
62%
A
25%
C
13%
39
31
25
20
17
14
13
12
11
Property class
breakdown
(a)
Average base rent $827 $1,034 $902
Occupancy 94.0% 95.5% 94.5%
LTM NOI margin 52.9% 57.7% 55.3%

Independence Realty Trust

TRADE STREET RESIDENTIAL

TSRE’s assets have high occupancy and ABR…
Fountains Southend
Millenia 700
Location Orlando, FL
Year Built / Renovated 2012
Number of units 297
Year completed 2012
Average base rent $1,226
Occupancy 97.0%
Average unit size (square feet) 952
Class A apartment building developed in
2012 and located in the South Central
submarket of Orlando
Strategically located just off Interstate 4, on
the ring road of The Mall at Millenia, which
consistently ranks as one of the top 10 malls
by sales per square foot in North America
Orlando is ranked by Forbes as the fourth
fastest growing city in America, with record
population gains of nearly 34.2% since 2000
(national average less than 10%)
2
Location Charlotte, NC
Year Built / Renovated 2013
Number of units 208
Year completed 2013
Average base rent $1,247
Occupancy 97.9%
Average unit size (square feet) 844
Class A multifamily community located just
outside of downtown Charlotte, which boasts
65,000 employees and many entertainment
destinations
Located in one of the most favorable
submarkets in the Charlotte MSA
Key highlights
Key highlights
Note: Operating metrics as of 3/31/2015.

Independence Realty Trust

TRADE STREET RESIDENTIAL

…and will significantly enhance IRT’s portfolio quality
Talison Row at Daniel Island
Miller Creek at Germantown
Location Daniel Island, SC
Year Built / Renovated 2013
Number of units 274
Year completed 2013
Average base rent $1,383
Occupancy 95.6%
Average unit size (square feet) 989
Class A apartment building developed in
2013 and located in Daniel Island
Island town with traditional neighborhoods
integrated with green spaces, open water
access, highly acclaimed golf courses and a
vibrant downtown core filled with fine dining
and office space
Desirable neighborhood demographics
with average household income exceeding
$100,000, and an average housing value of
$575,000
2
Location Memphis, TN
Year Built / Renovated 2012 / 2013
Number of units 330
Year completed 2013
Average base rent $1,117
Occupancy 97.9%
Average unit size (square feet) 1,049
Class A apartment community developed
in 2013, located in Memphis
Widely considered to be one of the most
affluent and best performing submarkets of
Memphis Strong demographics are driven by
Nonchonnah Office Corridor (which includes
the FedEx world headquarters), Baptist
Medical Complex, and numerous retail
locations
Great visibility from Winchester Road, with
immediate access to Bill Morris Parkway
Key highlights
Key highlights
Note: Operating metrics as of 3/31/2015.

Independence Realty Trust

TRADE STREET RESIDENTIAL

TSRE’s complementary portfolio increases IRT’s geographic diversification, adding exposure to 8 new high quality regional markets and increasing presence in 3 existing markets
Accelerates penetration of high-growth regional markets
TSRE market statistics
2015E – 2019E CAGR
Market Units
Pop.
growth
Job
growth
Asheville (a) 252 2.1% 2.2%
Atlanta (b) 864 1.8% 2.0%
Charleston 518 1.5% 1.1%
Charlotte 208 2.3% 2.0%
Chattanooga 295 0.9% 1.3%
Dallas 734 2.0% 2.4%
Greenville 346 1.4% 1.2%
Huntsville 178 1.4% 2.1%
Memphis (b) 521 0.7% 1.1%
Orlando 297 2.7% 2.3%
Raleigh-Durham (b)
776 2.1% 2.2%
Total 4,989 1.7% 1.8%
US average 1.0% 1.4%
3
Note:  Portfolio data as of 3/31/2015.
(a)  Data not available through REIS market research; Raleigh-Durham, closest TSRE existing market, statistics applied.
(b)  Market with existing IRT properties.
(c)  IRT markets not shown: Phoenix, Tucson, and Denver.
Source: Company filings, REIS
Existing Independence Realty Trust properties
(c)
Trade Street Residential

Independence Realty Trust

TRADE STREET RESIDENTIAL

The combined company will have one of the lowest G&A costs in the multifamily industry
Note: New IRT G&A includes asset management fees.
(a)  Based on 2014A financial data, except for New IRT, which is pro forma 2015E.
Source: Company filings
4
G&A as % of total assets (a)
Average: 0.6%
As a part of the transaction, IRT and RAIT have agreed to change the base asset management construct from 0.75% of total assets to 1.5% of cumulative equity issued
– Expected to result in meaningful cost savings for the combined company
Significant identified run-rate cost savings and NOI upside from value-add capex
Potential for additional upside from strong leasing momentum, positive re-leasing spreads, and property management efficiencies
– TSRE same-store NOI growth of 9% quarter-over-quarter for Q1 2015
1.4%
0.8%
0.8%
0.7%
0.7%
0.6%
0.4%
0.3%
0.3%
0.2%
0.6%
TSRE CPT PPS AIV UDR HME ESS MAA AVB EQR New IRT
Embedded growth opportunities and meaningful synergy potential

Independence Realty Trust

TRADE STREET RESIDENTIAL

12 Enhanced scale Improved portfolio quality Accelerates market penetration Immediate financial benefit Transformative combination